UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 17, 2015
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2015, Supertel Limited Partnership (“SLP”), a limited partnership 99% owned by Supertel Hospitality, Inc. (the “Company”), SPPR-South Bend, LLC, a limited liability company 100% owned by SLP, the Company and Supertel Hospitality REIT Trust, a real estate investment trust 100% owned by the Company, and GE Franchise Finance Commercial LLC (“GE”) entered into a modification agreement with respect to the Company’s loan facilities with GE.  The modification extends the maturity date of the loan under the facilities with a $8,714,954.12 outstanding principal balance from March 2, 2015 to December 15, 2015.  This description of the modification is qualified in its entirety by reference to the modification agreement attached to this report as Exhibit 10.1, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

10.1           Loan Modification Agreement dated as of February 17, 2015 by and between Supertel Limited Partnership, SPPR-South Bend, LLC, the Company and Supertel Hospitality REIT Trust and GE Franchise Finance Commercial LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: February 18, 2015	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1
Loan Modification Agreement dated as of February 17, 2015 by and between Supertel Limited Partnership, SPPR-South Bend, LLC, the Company and Supertel Hospitality REIT Trust and GE Franchise Finance Commercial LLC